Exhibit 99.1

Myers Industries Announces Third Quarter 2024 Results

Improved gross margins and adjusted EBITDA driven by strong performance of Signature Systems

Ongoing demand headwinds within certain end markets expected for the remainder of 2024

Continued focus on cost reduction; additional $15 million of annualized run rate cost savings targeted by 2025

Full-year guidance revised to $0.92 - $1.02 for adjusted earnings per share

November 4, 2024, Akron, Ohio - Myers Industries Inc. (NYSE: MYE), a leading manufacturer of a wide range of polymer and metal products and distributor for tire, wheel, and under vehicle service industry, today announced results for the third quarter ended September 30, 2024.

Third Quarter 2024 Financial Highlights

•
Net sales of $205.1 million compared with $197.8 million in the prior-year period
•
Net Income (loss) of $(10.9) million, compared to $12.7 million in the prior-year period inclusive of a non-cash goodwill impairment charge of $22.0 million
•
Adjusted EBITDA of $30.7 million, compared to $25.6 million in the prior-year period
•
GAAP gross margin of 31.8%, up 30 basis points versus the prior-year period
•
Adjusted gross margin of 32.4%, up 70 basis points versus the prior-year period
•
GAAP net income (loss) per diluted share of $(0.29) compared with $0.34 in the prior-year period
•
Adjusted earnings per diluted share of $0.25 compared with $0.38 in the prior-year period
•
Cash flow provided by operations of $17.3 million and free cash flow of $10.1 million
•
Additional debt paydown of $13 million

Dave Basque, Myers Industries Interim President and CEO, commented “This quarter’s results were driven by continued strong performance from our Signature Systems acquisition, growth in our military end market, the initial benefits of our cost cutting initiatives and reduced variable compensation. These benefits mitigated some broader macro-economic challenges in the RV and Marine and new headwinds in the Food and Beverage end markets.

During the quarter, we diligently focused on our cost containment actions which we now estimate will lead to an additional $15 million in annualized cost savings. These cost savings are incremental to our original target of $7 million to $9 million and are expected to be driven by labor savings, manufacturing efficiencies, continued footprint optimization and other savings initiatives. We will continue to implement cost actions to help mitigate the impact of revenue headwinds in key end markets.

We have taken additional action to address the underperformance of our Distribution business, starting with naming Jeff Baker as President, Distribution. Since assuming this role on September 30, Jeff and his team have systematically identified plans to close sales coverage gaps and win back customers, add digital sales channels, improve the customer experience and implement further efficiency improvements.

We are updating our outlook and expect full year adjusted earnings per share to be in the range of $0.92 to $1.02. We continue to have confidence in the growth and earnings potential of our four power brands as demand recovers in affected end markets, and we remain focused on improving operations in the near-term to navigate choppy macro-economic conditions.”

Third Quarter 2024 Financial Summary

	Quarter Ended September 30,
(Dollars in thousands, except per share data)	2024	2023	% Inc (Dec)
Net sales	$205,067	$197,798	3.7%
Gross profit	$65,130	$62,379	4.4%
Gross margin	31.8%	31.5%
Operating income (loss)	$(4,764)	$18,703	(125.5)%
Net income (loss)	$(10,878)	$12,747	(185.3)%
Net income (loss) per diluted share	$(0.29)	$0.34	(185.3)%

Adjusted operating income	$20,539	$20,039	2.5%
Adjusted net income	$9,212	$13,875	(33.6)%
Adjusted earnings per diluted share	$0.25	$0.38	(34.2)%
Adjusted EBITDA	$30,735	$25,648	19.8%

Net sales were $205.1 million, an increase of $7.3 million, or 3.7%, compared with $197.8 million for the third quarter of 2023. The increase in net sales was driven by contributions from the recent acquisition of Signature Systems, partially offset by lower volumes and pricing in both the Material Handling and Distribution segments.

Gross profit increased $2.8 million, or 4.4%, to $65.1 million, driven by performance at Signature Systems and favorable product mix, partially offset by lower pricing and volume, as well as higher material and other cost inflation. Gross margin improved 30 basis points to 31.8% compared with 31.5% for the third quarter of 2023. On an adjusted basis, gross margin increased 70 basis points to 32.4% from 31.7%. Selling, general and administrative expenses were $47.7 million, an increase of $4.0 million, primarily due to the addition of Signature and partially offset by lower incentive compensation expense. SG&A as a percent of sales was 23.3% vs 22.1% in the prior year in part due to the executive severance recorded in the quarter. The company also recorded a $22.0 million non-cash goodwill impairment charge related to goodwill from prior rotational molding acquisitions. Net income per diluted share was ($0.29), compared with $0.34 for the third quarter of 2023. Adjusted earnings per diluted share were $0.25, compared with $0.38 for the third quarter of 2023.

Third Quarter 2024 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Q3 2024 Results	$150.7	$0.9	0.6%		$33.5	22.2%
Q3 2023 Results	$132.5	$20.0	15.1%		$25.1	19.0%
$ Increase (decrease) vs prior year	$18.2	($19.1)			$8.3
% Increase (decrease) vs prior year	13.8%	(95.6)%	-1,450	bps	33.0%	+320	bps

Items in this table may not recalculate due to rounding

Net sales for the Material Handling segment were $150.7 million, an increase of $18.2 million, or 13.8%, compared with $132.5 million for the third quarter of 2023. Sales from the addition of Signature Systems were partly offset by sales declines, primarily in Seed boxes and within Food and Beverage end markets.

Operating income was $0.9 million compared with $20.0 million in the third quarter of 2023 primarily due to the non-cash goodwill impairment and the lower sales volume and pricing in the legacy business, partially offset by the Signature acquisition. Material Handling’s operating income margin of 0.6%, or 15.2% excluding the non-cash goodwill impairment, compared to 15.1% in the third quarter of 2023. Adjusted EBITDA increased 33.0% to $33.5 million, compared with $25.1 million in the third quarter of 2023. SG&A expenses increased year-over-year, primarily due to incremental SG&A from Signature, partly offset by lower incentive compensation. Adjusted EBITDA margin improved by 320 basis points, primarily attributed to the Signature acquisition, partially offset by higher material costs and lower sales volume and pricing in the legacy business. A $22.0 million non-cash goodwill impairment charge is included in the third quarter 2024 GAAP results of the Material Handling segment.

Distribution

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Q3 2024 Results	$54.4	$2.1	3.9%		$3.2	5.8%
Q3 2023 Results	$65.3	$5.0	7.6%		$6.6	10.1%
$ Increase (decrease) vs prior year	($11.0)	($2.9)			($3.4)
% Increase (decrease) vs prior year	(16.8)%	(57.3)%	-370	bps	(51.8)%	-430	bps

Items in this table may not recalculate due to rounding

Net sales for the Distribution segment were $54.4 million, a decrease of $11.0 million, or 16.8%, compared with $65.3 million for the third quarter of 2023. The decrease was primarily driven by lower volume and pricing, partially offset by improved SG&A costs.

Operating income decreased $2.9 million to $2.1 million, compared with $5.0 million for the third quarter of 2023. Adjusted EBITDA decreased to $3.2 million, compared with $6.6 million in the third quarter of 2023. The decrease in operating income and adjusted EBITDA was primarily due to lower volume and pricing, as well as higher material costs. SG&A expenses decreased year-over-year, primarily due to lower payroll costs. The Distribution segment's operating income margin was 3.9% compared with 7.6% for the third quarter of 2023. The Distribution segment’s adjusted EBITDA margin was 5.8%, compared with 10.1% for the third quarter of 2023.

Balance Sheet & Cash Flow

As of September 30, 2024, the Company’s cash on hand totaled $29.7 million. Total debt as of September 30, 2024, was $396.2 million. Under the terms of the Company’s loan agreement, its net leverage ratio was 2.7x and it had $239.4 million of availability under its revolving credit facility as of September 30, 2024. For the third quarter of 2024, cash flow provided by operations was $17.3 million and free cash flow was $10.1 million, compared with cash flow provided by operations of $22.1 million and free cash flow of $18.1 million for the third quarter of 2023. The decrease in free cash flow was driven primarily by the timing of disbursements. Capital expenditures for the third quarter of 2024 were $7.2 million compared with $4.1 million for the third quarter of 2023.

2024 Outlook

Based on current exchange rates, market outlook and business forecast, the Company is providing the following outlook for fiscal 2024:

•
Net sales growth of 0% to 5% compared to prior guidance of 5% to 10%
•
Net income per diluted share in the range of $0.11 to $0.21 compared to prior guidance of $0.76 to $0.91
•
Adjusted earnings per diluted share in the range of $0.92 to $1.02 compared to prior guidance of $1.05 to $1.20
•
Capital expenditures in the range of $28 million to $32 million compared to prior guidance of $30 million to $35 million
•
Effective tax rate to approximate 26%

Myers will continue to monitor market conditions and provide updates throughout the year.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Monday, November 4, 2024, at 4:30 p.m. ET. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link: https://www.netroadshow.com/events/login?show=2acccce1&confId=72128. Upon registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast. To access the live webcast or a replay, visit the Company's website www.myersindustries.com and click on the Investor Relations tab. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (U.S. Local) 1-929-458-6194 or (U.S. Toll-Free) 1-866-813-9403 and use access code 818386.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted gross profit, adjusted gross margin, adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted net income, adjusted earnings per diluted share (adjusted EPS), and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries Inc., based in Akron, Ohio, is a manufacturer of sustainable plastic and metal products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. Forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, these statements inherently involve a wide range of inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The Company’s actual actions, results, and financial condition may differ materially from what is expressed or implied by the forward-looking statements.

Specific factors that could cause such a difference on our business, financial position, results of operations and/or liquidity include, without limitation, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; unforeseen events, including natural disasters, unusual or severe weather events and patterns, public health crises, geopolitical crises, and other catastrophic events; and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including without limitation, the risk factors disclosed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Given these factors, as well as other variables that may affect our operating results, readers should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company expressly disclaims any obligation or intention to provide updates to the forward-looking statements and the estimates and assumptions associated with them.

Contact: Meghan Beringer, Senior Director Investor Relations, 252-536-5651

M-INV

Source: Myers Industries, Inc.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net sales	$205,067	$197,798	$632,405	$621,990
Cost of sales	139,937	135,419	427,489	420,136
Gross profit	65,130	62,379	204,916	201,854
Selling, general and administrative expenses	47,686	43,698	152,804	148,130
(Gain) loss on disposal of fixed assets	192	(22)	253	(78)
Impairment charges	22,016	—	22,016	—
Operating income (loss)	(4,764)	18,703	29,843	53,802
Interest expense, net	8,091	1,539	23,176	4,975
Income (loss) before income taxes	(12,855)	17,164	6,667	48,827
Income tax expense (benefit)	(1,977)	4,417	3,763	12,499
Net income (loss)	$(10,878)	$12,747	$2,904	$36,328
Net income (loss) per common share:
Basic	$(0.29)	$0.35	$0.08	$0.99
Diluted	$(0.29)	$0.34	$0.08	$0.98
Weighted average common shares outstanding:
Basic	37,220,456	36,811,296	37,102,761	36,712,662
Diluted	37,220,456	36,979,880	37,250,512	36,972,384

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	September 30, 2024	December 31, 2023
Assets
Current Assets
Cash	$29,710	$30,290
Trade accounts receivable, net	122,723	113,907
Other accounts receivable, net	8,495	14,726
Inventories, net	105,103	90,844
Other current assets	9,215	6,854
Total Current Assets	275,246	256,621
Property, plant, & equipment, net	134,641	107,933
Right of use asset - operating leases	30,550	27,989
Goodwill and intangible assets, net	450,967	140,521
Deferred income taxes	210	209
Other assets	13,385	8,358
Total Assets	$904,999	$541,631
Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$79,279	$79,050
Accrued expenses	47,392	53,523
Operating lease liability - short-term	6,422	5,943
Finance lease liability - short-term	615	593
Long-term debt - current portion	19,624	25,998
Total Current Liabilities	153,332	165,107
Long-term debt	367,854	31,989
Operating lease liability - long-term	23,738	22,352
Finance lease liability - long-term	8,151	8,615
Other liabilities	19,079	12,108
Deferred income taxes	57,206	8,660
Total Shareholders' Equity	275,639	292,800
Total Liabilities & Shareholders' Equity	$904,999	$541,631

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash Flows From Operating Activities
Net income (loss)	$(10,878)	$12,747	$2,904	$36,328
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Depreciation and amortization	10,196	5,609	28,760	16,904
Amortization of deferred financing costs	543	78	1,318	234
Amortization of acquisition-related inventory step-up	—	—	4,457	—
Non-cash stock-based compensation expense	190	686	737	5,078
(Gain) loss on disposal of fixed assets	192	(22)	253	(78)
Impairment charges	22,016	—	22,016	—
Other	386	(19)	550	2,473
Cash flows provided by (used for) working capital
Accounts receivable - trade and other, net	7,434	(1,332)	15,646	13,764
Inventories	574	1,825	(1,385)	(2,905)
Prepaid expenses and other current assets	2,975	1,775	(1,668)	(2,053)
Accounts payable and accrued expenses	(16,301)	787	(21,644)	1,027
Net cash provided by (used for) operating activities	17,327	22,134	51,944	70,772
Cash Flows From Investing Activities
Capital expenditures	(7,178)	(4,076)	(17,302)	(19,292)
Acquisition of business, net of cash acquired	—	—	(348,312)	(160)
Proceeds from sale of property, plant, and equipment	28	—	112	142
Net cash provided by (used for) investing activities	(7,150)	(4,076)	(365,502)	(19,310)
Cash Flows From Financing Activities
Net borrowings (repayments) from revolving credit facility	(8,000)	(19,000)	(15,000)	(34,000)
Proceeds from Term Loan A	—	—	400,000	—
Repayments of Term Loan A	(5,000)	—	(10,000)	—
Repayments of senior unsecured notes	—	—	(38,000)	—
Payments on finance lease	(150)	(145)	(442)	(403)
Cash dividends paid	(5,025)	(4,970)	(15,392)	(15,266)
Proceeds from issuance of common stock	295	379	3,053	1,948
Shares withheld for employee taxes on equity awards	(53)	(22)	(2,027)	(2,055)
Deferred financing fees	—	—	(9,172)	—
Net cash provided by (used for) financing activities	(17,933)	(23,758)	313,020	(49,776)
Foreign exchange rate effect on cash	121	(224)	(42)	(57)
Net increase (decrease) in cash	(7,635)	(5,924)	(580)	1,629
Beginning Cash	37,345	30,692	30,290	23,139
Ending Cash	$29,710	$24,768	$29,710	$24,768

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30, 2024
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$150,718	$54,384	$205,102	$(35)	$205,067
Net income (loss)					(10,878)
Net income margin					-5.3%

Gross profit					65,130
Add: Restructuring expenses and other adjustments					1,211
Adjusted gross profit					66,341
Gross margin as adjusted					32.4%

Operating income (loss)	886	2,131	3,017	(7,781)	(4,764)
Operating income margin	0.6%	3.9%	1.5%	n/a	-2.3%
Add: Executive severance costs	—	—	—	1,405	1,405
Add: Restructuring expenses and other adjustments	1,396	220	1,616	417	2,033
Add: Acquisition and integration costs	—	—	—	349	349
Add: Impairment charges	22,016	—	22,016	—	22,016
Less: Environmental reserves, net(2)	—	—	—	(500)	(500)
Adjusted operating income (loss)(1)	24,298	2,351	26,649	(6,110)	20,539
Adjusted operating income margin	16.1%	4.3%	13.0%	n/a	10.0%
Add: Depreciation and amortization	9,158	823	9,981	215	10,196
Adjusted EBITDA	$33,456	$3,174	$36,630	$(5,895)	$30,735
Adjusted EBITDA margin	22.2%	5.8%	17.9%	n/a	15.0%

(1) Includes gross profit adjustments of $1,211, impairment charges of $22,016 and SG&A adjustments of $2,076
(2) Includes environmental charges of $200 net of probable insurance recoveries of $700

	Quarter Ended September 30, 2023
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$132,484	$65,335	$197,819	$(21)	$197,798
Net income (loss)					12,747
Net income margin					6.4%

Gross profit					62,379
Add: Restructuring expenses and other adjustments					307
Adjusted gross profit					62,686
Gross margin as adjusted					31.7%

Operating income (loss)	19,978	4,993	24,971	(6,268)	18,703
Operating income margin	15.1%	7.6%	12.6%	n/a	9.5%
Add: Restructuring expenses and other adjustments	529	674	1,203	156	1,359
Add: Acquisition and integration costs	—	77	77	—	77
Less: Environmental reserves, net(2)	—	—	—	(100)	(100)
Adjusted operating income (loss)(1)	20,507	5,744	26,251	(6,212)	20,039
Adjusted operating income margin	15.5%	8.8%	13.3%	n/a	10.1%
Add: Depreciation and amortization	4,641	842	5,483	126	5,609
Adjusted EBITDA	$25,148	$6,586	$31,734	$(6,086)	$25,648
Adjusted EBITDA margin	19.0%	10.1%	16.0%	n/a	13.0%

(1) Includes gross profit adjustments of $307 and SG&A adjustments of $1,029
(2) Includes environmental charges of $300 net of probable insurance recoveries of $400

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended September 30, 2024
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$468,951	$163,543	$632,494	$(89)	$632,405
Net income (loss)					2,904
Net income margin					0.5%

Gross profit					204,916
Add: Restructuring expenses and other adjustments					4,163
Add: Acquisition-related inventory step-up					4,457
Adjusted gross profit					213,536
Gross margin as adjusted					33.8%

Operating income (loss)	51,843	4,915	56,758	(26,915)	29,843
Operating income margin	11.1%	3.0%	9.0%	n/a	4.7%
Add: Executive severance costs	—	—	—	1,405	1,405
Add: Restructuring expenses and other adjustments	3,860	975	4,835	417	5,252
Add: Acquisition and integration costs	305	—	305	4,132	4,437
Add: Acquisition-related inventory step-up	4,457	—	4,457	—	4,457
Add: Impairment charges	22,016	—	22,016	—	22,016
Less: Insurance recovery of legal fees	(702)	—	(702)	—	(702)
Less: Environmental reserves, net(2)	—	—	—	(700)	(700)
Adjusted operating income (loss)(1)	81,779	5,890	87,669	(21,661)	66,008
Adjusted operating income margin	17.4%	3.6%	13.9%	n/a	10.4%
Add: Depreciation and amortization	25,706	2,426	28,132	628	28,760
Adjusted EBITDA	$107,485	$8,316	$115,801	$(21,033)	$94,768
Adjusted EBITDA margin	22.9%	5.1%	18.3%	n/a	15.0%

(1) Includes gross profit adjustments of $8,620, impairment charges of $22,016 and SG&A adjustments of $5,529
(2) Includes environmental charges of $1,000 net of probable insurance recoveries of $1,700

	Nine Months Ended September 30, 2023
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$428,341	$193,693	$622,034	$(44)	$621,990
Net income (loss)					36,328
Net income margin					5.8%

Gross profit					201,854
Add: Restructuring expenses and other adjustments					589
Adjusted gross profit					202,443
Gross margin as adjusted					32.5%

Operating income (loss)	70,157	10,628	80,785	(26,983)	53,802
Operating income margin	16.4%	5.5%	13.0%	n/a	8.6%
Add: Restructuring expenses and other adjustments	1,225	853	2,078	166	2,244
Add: Acquisition and integration costs	—	297	297	126	423
Add: Executive severance costs	—	410	410	289	699
Add: Environmental reserves, net(2)	—	—	—	2,200	2,200
Adjusted operating income (loss)(1)	71,382	12,188	83,570	(24,202)	59,368
Adjusted operating income margin	16.7%	6.3%	13.4%	n/a	9.5%
Add: Depreciation and amortization	13,995	2,505	16,500	404	16,904
Adjusted EBITDA	$85,377	$14,693	$100,070	$(23,798)	$76,272
Adjusted EBITDA margin	19.9%	7.6%	16.1%	n/a	12.3%

(1) Includes gross profit adjustments of $589 and SG&A adjustments of $4,977
(2) Includes environmental charges of $3,800 net of probable insurance recoveries of $1,600

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED OPERATING INCOME, ADJUSTED EBITDA AND FREE CASH FLOW (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted operating income (loss) reconciliation:
Operating income (loss)	$(4,764)	$18,703	$29,843	$53,802
Restructuring expenses and other adjustments	2,033	1,359	5,252	2,244
Acquisition and integration costs	349	77	4,437	423
Acquisition-related inventory step-up	—	—	4,457	—
Impairment charges	22,016	—	22,016	—
Insurance recovery of legal fees	—	—	(702)	—
Executive severance costs	1,405	—	1,405	699
Environmental reserves, net	(500)	(100)	(700)	2,200
Adjusted operating income (loss)	$20,539	$20,039	$66,008	$59,368

Adjusted EBITDA reconciliation:
Net income (loss)	$(10,878)	$12,747	$2,904	$36,328
Income tax expense (benefit)	(1,977)	4,417	3,763	12,499
Interest expense, net	8,091	1,539	23,176	4,975
Operating income (loss)	(4,764)	18,703	29,843	53,802
Depreciation and amortization	10,196	5,609	28,760	16,904
Restructuring expenses and other adjustments	2,033	1,359	5,252	2,244
Acquisition and integration costs	349	77	4,437	423
Acquisition-related inventory step-up	—	—	4,457	—
Impairment charges	22,016	—	22,016	—
Insurance recovery of legal fees	—	—	(702)	—
Executive severance costs	1,405	—	1,405	699
Environmental reserves, net	(500)	(100)	(700)	2,200
Adjusted EBITDA	$30,735	$25,648	$94,768	$76,272

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$17,327	$22,134	$51,944	$70,772
Capital expenditures	(7,178)	(4,076)	(17,302)	(19,292)
Free cash flow	$10,149	$18,058	$34,642	$51,480

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted net income (loss) reconciliation:
Net income (loss)	$(10,878)	$12,747	$2,904	$36,328
Income tax expense (benefit)	(1,977)	4,417	3,763	12,499
Income (loss) before income taxes	(12,855)	17,164	6,667	48,827
Restructuring expenses and other adjustments	2,033	1,359	5,252	2,244
Acquisition and integration costs	349	77	4,437	423
Acquisition-related inventory step-up	—	—	4,457	—
Impairment charges	22,016	—	22,016	—
Insurance recovery of legal fees	—	—	(702)	—
Executive severance costs	1,405	—	1,405	699
Environmental reserves, net	(500)	(100)	(700)	2,200
Adjusted income (loss) before income taxes	12,448	18,500	42,832	54,393
Income tax expense, as adjusted (1)	(3,236)	(4,625)	(11,136)	(13,598)
Adjusted net income (loss)	$9,212	$13,875	$31,696	$40,795

Adjusted earnings per diluted share reconciliation:
Net income (loss) per common diluted share	$(0.29)	$0.34	$0.08	$0.98
Restructuring expenses and other adjustments	0.05	0.04	0.14	0.06
Acquisition and integration costs	0.01	0.00	0.12	0.01
Acquisition-related inventory step-up	—	—	0.12	—
Impairment charges	0.59	—	0.59	—
Insurance recovery of legal fees	—	—	(0.02)	—
Executive severance costs	0.04	—	0.04	0.02
Environmental reserves, net	(0.01)	(0.00)	(0.02)	0.06
Adjusted effective income tax rate impact	(0.14)	(0.01)	(0.20)	(0.03)
Adjusted earnings per diluted share(2)	$0.25	$0.38	$0.85	$1.10

Items in this table may not recalculate due to rounding
(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2024 is 26% and in 2023 is 25%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GUIDANCE FOR FULL YEAR ADJUSTED EARNINGS PER DILUTED SHARE

(UNAUDITED)

	Full Year 2024 Guidance
	Low	High
GAAP diluted net income per common share	$0.11	$0.21
Add: Net restructuring expenses and other adjustments	0.21	0.21
Add: Acquisition and integration costs (3)	0.25	0.25
Add: Impairment charges	0.59	0.59
Add: Executive severance	0.04	0.04
Less: Insurance recovery of legal fees	(0.02)	(0.02)
Less: Environmental reserves, net	(0.02)	(0.02)
Less: Adjusted effective income tax rate impact (1)	(0.24)	(0.24)
Adjusted earnings per diluted share (2)	$0.92	$1.02

(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2024 is 26%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding.
(3) Includes acquisition-related inventory step-up costs